NewBridge Global Ventures Enters into a Technology License Agreement with AgriSep, LLC

AgriSep is a Provider of Patented, Innovative, Real-Time Flow Separation and Measurement Technology for Large Scale, Industrial Processing Applications

Orem Utah, August 28, 2019 -- NewBridge Global Ventures, Inc., (OTCQB: NBGV), a vertically integrated processing company focused on the legal and regulated cannabis and hemp industries, today announced a technology license agreement with AgriSep LLC, a Delaware limited liability company, (“AgriSep”). AgriSep is the latest of several exclusive technology acquisitions that NewBridge has recently entered and completes the full extraction system of patented technologies that NewBridge has assembled to process fresh cannabis and hemp into terpene rich extracts with an innovative water-based extraction method.

The industrial throughput and advanced separation capabilities of the AgriSep technology makes it an efficient upgrade to the off-the-shelf centrifuges that are currently used in the separation process. Efficiencies include lower up front capital costs, lower operating and maintenance costs, a reduced footprint, improved portability, and potentially improved yields. NewBridge and AgriSep have already begun to integrate the technologies onto a single skid. The first release of the combined system is targeted for January 2020.

Robert Miglis, CEO of AgriSep and one of its investor companies, Elite Measurement LLC, a strategic partner of  Emerson Electric Company, commented, “We are excited to work with NewBridge Global Ventures. The Shockwave Power™ Reactor combined with AgriSep’s proprietary separation technologies will enable NewBridge to become one of the most efficient producers of terpene rich extracts using water-based extraction technology.”

"AgriSep’s patented flow separation technologies are an ideal companion to the patented Shockwave Power™ Reactor (SPR) technology, as it has the throughput to match the SPR, does not require any chemicals or solvents, and makes the overall system more efficient. With the last piece of our unique extraction process now in place with the completion of the AgriSep partnership, NewBridge has fortified its foundation to achieve our mission to lead cannabis and hemp processing with solvent-less extraction capabilities at scale,” commented Bob Bench, Interim President and CFO of NewBridge Global Ventures.

About AgriSep

AgriSep is a provider of patented, innovative, real-time flow separation and measurement technology for large scale, industrial processing applications. AgriSep’s patented equipment provides a system optimized to separate commingled fluids under full flow conditions. AgriSep brings decades of experience in flow separation technology and is focused on process automation and continued research and innovation in flow separation. AgriSep is a joint venture between Elite Measurement LLC, a strategic partner of Emerson Electric Company, and Haven Technology Solutions.

About NewBridge Global Ventures (OTCQB: NBGV)

NewBridge Global Ventures is a technology led, vertically integrated processing company serving the cannabis and hemp industries. Our portfolio of companies supports our mission and technology to become a leading, international cannabis and hemp processor. Led by the patented Shockwave Power™ Reactor and advanced patented separation technologies, NewBridge solves a costly bottleneck by eliminating the need for drying, curing and storing biomass prior to processing. The technology accomplishes this using water and low-pressure energy waves to separate the oil from the plant. For more information go to: newbridgegv.com

Forward-Looking Statements

Statements about the expected timing, and all other statements in this press release, other than historical facts, constitute forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements.  Forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially from those projected.  A number of the matters discussed herein that are not historical or current facts deal with potential future circumstances and developments that may or may not materialize.  This press release speaks only as of its date, and except as required by law, we disclaim any duty to update.

Contacts:

Bob Bench, Interim President

bob@newbridgegv.com

801-362-2115

Investors:

Kirin Smith / Stephanie Prince

PCG Advisory Inc.

Ksmith@pcgadvisory.com / sprince@pcgadvisory.com

646-863-6519